                            ASSET PURCHASE AGREEMENT


     This agreement ("Agreement") is entered into on May 22, 1996, by and between Roper Industries, Inc., a Delaware corporation (the "Buyer"), Fluid Metering, Inc., a New York corporation ("FMI"), and for purposes of Articles 6, 7 and 8 only, Harry E. Pinkerton III and Dennis T. Pinkerton (each of the latter individuals, an "FMI Stockholder"). The Buyer, FMI and the FMI Stockholders are referred to collectively herein as the "Parties."

     This Agreement contemplates a transaction in which the Buyer (i) will purchase certain of the assets of FMI, and all Intellectual Property owned by the FMI Stockholders and used in the business of FMI, and (ii) will assume certain of the liabilities of FMI in return for cash and shares of common stock of Roper Industries, Inc.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

     1.  DEFINITIONS.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Acquired Assets" means (except for those assets excluded below) all right, title, and interest in and to all of the assets of FMI and to all of the Intellectual Property assets of any FMI Stockholder which is used in the business of FMI as presently conducted, including all of:

         (a) FMI's leaseholds and subleaseholds in real property, improvements, fixtures, and fittings thereon, and easements, rights-of-way, and other appurtenants thereto (such as appurtenant rights in and to public streets);

         (b) FMI's tangible personal property (such as machinery, equipment, inventories of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, furniture, automobiles, trucks, tractors, trailers, tools, jigs, and dies);

         (c) FMI's, and any FMI Stockholder's, Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions;

         (d) FMI's leases, subleases, and rights thereunder; to the extent they are assignable;

         (e) FMI's agreements, contracts, indentures, mortgages, instruments, Security Interests, guaranties, other similar arrangements, and rights thereunder (but not including the Debentures);

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         (f) FMI's accounts, notes, and other receivables;

         (g) FMI's securities (other than those included in the definition of Cash);

         (h) FMI's claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, and rights of recoupment;

         (i) FMI's franchises, approvals, permits, licenses, orders, registrations, certificates, variances, and similar rights obtained from governments and governmental agencies to the extent they are assignable;

         (j) FMI's books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials;

         (k) FMI's cash in the amount of Three Hundred Thousand Dollars ($300,000);

         (l) FMI's rights and interests in FMI's group dental and group accident plans;

provided, however, that the Acquired Assets shall not include:

             (i)    any insurance policy of any kind;

             (ii) prepaid insurance, prepaid taxes, and transfers and exchanges;

             (iii) any rights or interests in and with respect to the assets associated with any Employee Benefit Plan other than FMI's group dental and group accident plans;

             (iv) any agreement or other understanding with any labor union, including, without limitation, (A) that certain Agreement between United Service Workers of America, Local 355, SEIU, AFL-CIO, CLC (the "Union") and FMI, dated July 1, 1994 to June 30, 1997, (B) that certain Associate Membership Agreement between the Union and FMI dated August 1, 1994, or (C) any other agreement or understanding with any labor union regarding any Employee Benefit Plan;

             (v) the corporate charter, qualifications to conduct business as a foreign corporation, arrangements with registered agents relating to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of FMI as a corporation;

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             (vi)   any of the rights of FMI under this Agreement (or under any side agreement between FMI and any FMI Stockholder and between FMI or any FMI Stockholder on the one hand and the Buyer on the other hand entered into on or after the date of this Agreement);

             (vii) any right, title, or interest in and to any and all of FMI's Cash (except as set forth in (k) above), bank accounts, brokerage accounts, or other cash equivalents; or

             (viii) the real properties owned by FMI and located at 29 Orchard Street, Oyster Bay, New York, and in Brunswick, North Carolina.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses;

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Affiliated Group" means any affiliated group within the meaning of Code Sec. 1504(a) (or any similar group defined under a similar provision of state, local, or foreign law).

         "Agreed Value" means that price per share of the Buyer Shares which is the average of the closing sales prices of the common stock of Roper Industries, Inc. on each of the three (3) trading days immediately preceding and immediately following (each a "Trading Day") the Closing Date as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

         "Applicable Rate" means the corporate base rate of interest announced from time to time by NationsBank.

         "Assumed Liabilities" means (except for those liabilities excluded below):

         (a) all current Liabilities of FMI set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto);

         (b) all current Liabilities of FMI which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (other than any liability resulting from, arising out of, or caused by any breach of contract, breach of warranty claims which are not Product Warranty Claims, tort, infringement, or violation of law);

         (c) all Liabilities and obligations of FMI expressly provided for under the written agreements, contracts, leases, licenses, instruments and other items referred to in the definition of Acquired Assets either:

             (i) to furnish goods, services, and other non-Cash benefits to another party after the Closing; or

             (ii) to pay for goods, services, and other non-Cash benefits that another party will furnish to it after the Closing;

provided, however, that the Assumed Liabilities shall not include:

             (i) any royalties payable and any liability in respect of long-term debt, including the Debentures;

             (ii) any Liability of FMI or of any stockholder of FMI for income, transfer, sales, use, and other Taxes arising in connection with the consummation of the transactions contemplated hereby (including any income Taxes arising because FMI is transferring the Acquired Assets, because FMI has an Excess Loss Account in the stock of any of its Subsidiaries or because FMI has deferred gain on any Deferred Intercompany Transaction);

             (iii) any Liability for ad valorem taxes pertaining to the business and operations of FMI conducted prior to the Closing Date;

             (iv) any Liability of FMI for the unpaid taxes of any Person (other than FMI), whether as a transferee or successor, by contract, or otherwise;

             (v) any Liability or obligation in connection with any insurance policy of any kind;

             (vi) any Liability or obligation of FMI or any FMI Stockholder with respect to any of its Employee Benefit Plans other than FMI's group dental and group accident plans;

             (vii) any Liability or obligation of FMI or any FMI Stockholder with respect to any agreement or other understanding with any labor union, including, without limitation, (A) that certain Agreement between United Service Workers of America, Local 355, SEIU, AFL-CIO, CLC (the "Union") and FMI, dated July 1, 1994 to June 30, 1997, (B) that certain Associate Membership Agreement between the Union and FMI dated August 1, 1994, or (C) any other agreement or understanding with any labor union regarding any Employee Benefit Plan;

             (viii) any Liability of FMI for costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby;

             (ix) any Liability or obligation of FMI under this Agreement (or under any side agreement between FMI and any FMI Stockholder or between FMI or any FMI Stockholder on the one hand and the Buyer on the other hand);

             (x)  any Product Liability Claim; or

             (xi) any liability of FMI under applicable Environmental, Health and Safety Laws.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act, or transaction that forms or would probably form the basis for any specified consequence.

         "Buyer" has the meaning set forth in the preface above.

         "Buyer Shares" means the shares of common stock, par value $.01, of Roper Industries, Inc., which shares shall be delivered to FMI (or to the stockholders of FMI if FMI so directs at the Closing) and the Escrow Agent as provided in (S) 2(c) below without registration (but with registration rights as set forth in (S) 6(e) hereunder) under, and subject to the restrictions imposed by, the Securities Act.

         "Buyer Disclosure Schedule" has the meaning set forth in (S) 4 below.

         "Cash" means cash and cash equivalents (including marketable securities and short term investments) calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "Closing" has the meaning set forth in (S) 2(e) below.

         "Closing Balance Sheet" has the meaning set forth in (S) 2(c)(iv) below.

         "Closing Date" has the meaning set forth in (S) 2(e) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

         "Confidential Information" means all confidential and/or proprietary information, data and documents of FMI or its predecessors or affiliates used in its business and operations including, but not limited to, trade secrets, processes, procedures, technical data, customer lists, computer software, intellectual property, formula, methods, practices and statistics; provided,
                                                                   --------
that Confidential Information shall not include any information that has entered or enters the public domain through no fault of FMI, its Affiliates or the FMI Stockholders or which FMI is required to disclose by legal process or to defend itself in a legal proceeding.

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

         "Debentures" means that certain long term debt of FMI in the aggregate principal amount of approximately $1,115,000 as reflected in the Most Recent Balance Sheet.

         "Debenture Payment" means $1,124,300.

         "Deferred Intercompany Transaction" has the meaning set forth in Treas. Reg. (S) 1.1502-13.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan (as defined in ERISA Sec. 3(2)), (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan (as defined in ERISA Sec. 3(1)) or material fringe benefit plan or program.

         "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to omissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic material or wastes in ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.
         "Escrow Agent" means Choate, Hall & Stewart.

         "Escrow Agreement" means that Agreement by and among Buyer, FMI and Choate, Hall & Stewart, as escrow agent, pursuant to which Buyer Shares delivered to FMI as part of the Purchase Price are deposited in escrow as security for the indemnification obligations of FMI and the FMI Stockholders set forth in (S) 7 below.

         "Escrowed Buyer Shares" means a number of Buyer Shares, owned by one or more of the FMI Parties, for which shares the Agreed Value is Two Million Eight Hundred Fifty Thousand Dollars ($2,850,000).

         "Excess Loss Account" has the meaning set forth in Treas. Reg.
1.1502-19.

         "Extremely Hazardous Substance" has the meaning set forth in Sec. 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended.

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

          "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

          "Financial Statement(s)" has the meaning set forth in (S) 3(g) below.

          "FMI" has the meaning set forth in the preface above.

          "FMI Disclosure Schedule" has the meaning set forth in (S) 3 below.

          "FMI Parties" means FMI and the FMI Stockholders.

          "FMI Plan" means the Employee Benefit Plans listed on Schedule (S)3(x) of the FMI Disclosure Schedule.

          "FMI Share" means any share of the Common Stock, par value $.10 per share, of FMI.

          "FMI Stockholder(s)" means Harry E. Pinkerton III and/or Dennis T. Pinkerton who are collectively the majority stockholders of FMI.

          "GAAP" means United States generally accepted accounting principles as in effect from time to time.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indemnification Claim" shall mean any claim subject to indemnification pursuant to Article 7 hereof.

          "Indemnified Party" shall mean a Party or Parties seeking or entitled to indemnification pursuant to Article 7 hereof.

          "Indemnifying Party" shall mean a Party or Parties hereto responsible for indemnifying an Indemnified Party pursuant to Article 7 hereof.

          "Intellectual Property" means:

          (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof;

          (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith;

          (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith;

          (d) all masks works and all applications, registrations, and renewals in connection therewith;

          (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals);

          (f) all computer software (including data and related documentation);

          (g) all other proprietary rights; and

          (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Knowledge" means actual knowledge of the FMI Stockholders, after due inquiry of the following FMI employees: David Pelad, Dennis Scorcia, Robert Warren and Laura DeMaria.

          "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Most Recent Balance Sheet" means the balance sheet as of April 30, 1996 required in (S) 3(g) below.

          "Most Recent Financial Statements" means all the financial statements at or for FMI's fiscal month ended April 30, 1996 required in (S) 3(g) below.

          "Most Recent Fiscal Month End" has the meaning set forth in (S) 3(g) below.

          "Most Recent Fiscal Year End" has the meaning set forth in (S) 3(g) below.

          "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37).

          "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

          "Party" has the meaning set forth in the preface above.

          "PBGC" means the Pension Benefit Guaranty Corporation.

          "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Process Agent" has the meaning set forth in (S) 8 below.

          "Product Liability Claim" means any Liability other than a Product Warranty Claim arising from any use of or defect in any FMI products sold on or prior to the date of Closing (regardless of the date of any loss, bodily injury, or property damage claimed to have resulted from such uses or defects).

          "Product Warranty Claims" means claims of FMI customers and/or users made following Closing in the Ordinary Course of Business with respect to products sold by FMI on and prior to the Closing Date which (i) are based solely on FMI's written product warranties and (ii) are only for the repair or replacement remedies expressed in such written product warranties.

          "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

          "Public Information" means all Forms 10-K, 10-Q, 8-K, and proxy statement of Buyer since October 31, 1995.

          "Purchase Price" has the meaning set forth in (S) 2(c) below.

          "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any federal, state, local, or foreign income, gross receipts, license payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Sec. 59A), customs duties, capital stock, franchise profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     2.   PURCHASE AND SALE OF FMI ASSETS.

          (a) Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from FMI, and FMI agrees to, and agrees to cause the FMI Stockholders to, sell, transfer, convey, assign and deliver to the Buyer, all of the Acquired Assets at the Closing for the consideration specified below in this (S) 2.

          (b) Assumption of Liabilities. On and subject to the terms and conditions of this Agreement, the Buyer agrees to assume and become responsible for the Assumed Liabilities at the Closing. The Buyer will not assume or have any responsibility, however, with respect to any Liability or obligation of FMI or any FMI Stockholder not included within the definition of Assumed Liabilities.

          (c) Purchase Price.  Subject to the adjustment set forth in subsection
     (d) of this (S) 2, Buyer agrees to make the following payments to FMI or its designees as set forth in a schedule delivered to Buyer prior to Closing for the Acquired Assets:

               (i) At Closing, TWENTY TWO MILLION EIGHT HUNDRED THOUSAND DOLLARS ($22,800,000), in cash, by wire transfer or delivery of other immediately available funds;

               (ii) On the fifth Trading Day following the Closing Date, that number of Buyer Shares (rounded up to the next whole share) which, based on the Agreed Value, are equal to the aggregate amount of FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS ($5,700,000); provided, however, that number of Buyer Shares which are Escrowed Buyer Shares shall be delivered to the Escrow Agent on behalf of FMI;

               (iii) At Closing and on each of the first and second anniversaries of the Closing Date, TWO HUNDRED THOUSAND DOLLARS ($200,000) in cash, payable by wire transfer or delivery of other immediately available funds and without deduction, counterclaim or set-off; and

               (iv) Buyer agrees that it will assume the liability of FMI to pay an amount equal to the Debenture Payment on behalf of FMI when the Debentures are redeemed in accordance with this (S)2(c)(iv) (but the Debentures will not be assigned to, or assumed by, Buyer hereunder). FMI agrees
          (A) to give notice of redemption of the Debentures to the holders thereof as soon as practicable following the Closing, (B) to transfer to Buyer, in immediately available funds at least one (1) day before the specified redemption date (the "Redemption Date"), an amount (the "Excess Amount") equal to the excess of (x) the amounts due under the Debentures as of the Redemption Date over (y) the amount of the Debenture Payment, and (C) to provide Buyer with all necessary information such as names, addresses and amounts due to the holders thereof as of the Redemption Date. Provided FMI performs in accordance with the foregoing sentence, Buyer agrees, on the Redemption Date, (A) to make the payments specified by FMI to be due under the Debentures to the holders of Debentures who have surrendered their respective Debentures in accordance with the redemption procedures described in the notice of redemption, and (B) to pay any remaining amount of the Debenture Payment and the Excess Amount to FMI. The Parties agree that the payments described in the preceding sentence in accordance with this (S)2(c)(iv) shall constitute full satisfaction of Buyer's liabilities with respect to the Debenture Payment and the Debentures hereunder.

          (d)  Following the Closing:

               (i) A balance sheet as of the Closing Date (the "Closing Balance Sheet") shall be prepared by FMI from the books and records of FMI, which Closing Balance Sheet shall be prepared on an accrual basis in accordance with accounting principles applied in a manner consistent with those methods and practices consistently employed by FMI in the preparation of its financial statements, but showing as current liabilities only the Assumed Liabilities (i.e., accounts payable, accrued payables) and as current assets only Acquired Assets. Buyer shall have the right, at its own expense, to have its own certified public accountant or other accounting professional observe the preparation of the Closing Balance Sheet, which will include the right to ask questions, receive information and make copies of work papers and other relevant materials. The Closing Balance Sheet shall be prepared and delivered within 30 days after the Closing to Buyer. Buyer may accept the Closing Balance Sheet in writing and shall have a period of 60 days after its receipt thereof to notify FMI of any objections thereto, and if Buyer fails to deliver such notice within such 60-day period, Buyer shall be deemed to have accepted the Closing Balance Sheet as so presented to Buyer. If Buyer timely raises any such objections, the Parties shall meet in person or by any other reasonable means of communication in an attempt to resolve any disputes, but to the extent that any such disputes shall remain unresolved for 30 days after Buyer's notice of objections, then such disputes shall be referred to the resident partner in the New York, New York office of an independent certified public accounting firm mutually chosen by the Parties' respective accounting professionals, which partner shall be presented with the Parties' materials and positions with respect to the matters in dispute. The fees and expenses of such partner shall be borne equally between the Parties. Such partner, acting as an expert and not as an arbitrator, shall resolve all remaining disputes, and his decision in that regard shall be final and binding upon the Parties.

               (ii) In the event that either (A) the sum of accounts receivable and inventory, less those Assumed Liabilities constituting current liabilities (which shall in no event include any portion of the Debentures), as set forth on the Closing Balance Sheet, is less than or greater than Two Million Nine Hundred Thousand Dollars ($2,900,000) or (B) the amount of Cash set forth on the Closing Balance Sheet is less than or greater than Three Hundred Thousand Dollars ($300,000), the Purchase Price will be reduced by the amount(s) of any or both shortfalls and/or will be increased by the amounts of either or both excess amounts. Any adjustment to the Purchase Price shall not be subject to any deductible under (S) 7 hereof and shall be paid in cash within five (5) business days following the date of determination thereof by wire transfer or delivery of other immediately available funds.

          (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Powell, Goldstein, Frazer & Murphy, 191 Peachtree Street NE, Suite 1600, Atlanta, GA contemporaneously with the execution hereof (the "Closing Date").

          (f) Deliveries at the Closing. (i) At the Closing FMI will deliver to the Buyer the various certificates, instruments, and documents referred to in (S) 5(a) below; (ii) the Buyer will deliver to FMI the various certificates, instruments, and documents referred to in (S) 5(b) below;
     (iii) FMI and the FMI Stockholders will execute, acknowledge (if appropriate), and deliver to the Buyer (A) assignments (including Intellectual Property transfer documents) in the forms attached hereto as Exhibits A-1 through A-7 and (B) such other instruments of sale, transfer, conveyance, and assignment as the Buyer and its counsel may request; (iv) the Buyer will execute, acknowledge (if appropriate), and deliver to FMI
     (A) an assumption in the form attached hereto as Exhibit A-7 and (B) such other instruments of assumption as FMI and the FMI Stockholders and their counsel reasonably may request; and (v) the Buyer will deliver to FMI the consideration specified in (S) 2(c)(i) and (iii) above.

          (g) Allocation. The Parties agree to allocate the Purchase Price (and all other capitalizable costs) among the Acquired Assets for all purposes (including financial accounting and tax purposes) in accordance with an allocation schedule to be agreed upon by the Parties at Closing or as soon as practicable thereafter. The Closing Balance Sheet need not be used as a basis for the allocation schedule.

     3. REPRESENTATIONS AND WARRANTIES OF FMI. FMI represents and warrants to the Buyer that the statements contained in this (S) 3 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule prepared by FMI accompanying this Agreement and initialed by the Parties (the "FMI Disclosure Schedule"), which disclosure schedule is incorporated herein by reference. The FMI Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 3.

          (a) Organization of FMI; Investment Interest.

               (i) FMI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to conduct business in every jurisdiction where such qualification is required. The authorized capital stock of FMI consists only of 2,000,000 shares of common stock, of which 55,000 shares are outstanding, and 13,350 shares of preferred stock, none of which are outstanding. Harry E. Pinkerton III and Dennis T. Pinkerton are FMI's majority stockholders and respectively hold 46% (being 25,420 shares) and 46% (being 25,420 shares) of the outstanding common stock of FMI. The remaining common stock is owned by (A) the Harry E. Pinkerton, III Family Trust, which owns 2,080 shares of common stock of FMI, and (B) the Dennis T. Pinkerton Family Trust, which owns 2,080 shares of common stock. Except as disclosed in this (S) 3(a)(i), there are no other stockholders of FMI. There are no outstanding subscriptions, warrants, options or other agreements or rights of any kind to purchase or otherwise to receive or to be issued, or securities or obligations of any kind convertible into, any shares of capital stock or other security of FMI.

               (ii) FMI is an Accredited Investor. FMI understands that the Buyer Shares being acquired by it have not been, and are not proposed to be (except as set forth in (S) 6(e)), registered under the Securities Act or any state securities laws, and are being offered and sold in reliance upon United States federal and state exemptions for transactions not involving any public offering. FMI acknowledges that it is acquiring the Buyer Shares for investment purposes and not with a view to, or intention to effect, the distribution thereof in violation of the Securities Act or any applicable state securities laws, and that such Shares may not be disposed of in contravention of the Securities Act or any applicable state securities laws. FMI represents that it is a sophisticated investor with knowledge and experience in business and financial matters, is able to evaluate the risks and benefits of the investment in its Shares, has received the Public Information concerning the Buyer and has had the opportunity to obtain additional information as desired in order to evaluate the merits of and the risks inherent in acquiring such Buyer Shares.

          (b) Authorization of Transaction. FMI and each FMI Stockholder has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its or his obligations hereunder. Without limiting the generality of the foregoing, the board of directors of FMI and the stockholders of FMI have duly authorized the execution, delivery, and performance of this Agreement by FMI. This Agreement constitutes the valid and legally binding obligation of FMI and the FMI Stockholders, enforceable in accordance with its terms and conditions. FMI and its stockholders do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments and assumptions referred to in (S) 2 above) other than the notification and approval under the Hart-Scott-Rodino Act.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S) 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which FMI or any FMI Stockholder is subject or any provision of the charter or bylaws of FMI or
     (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which FMI or any FMI Stockholder is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets).

          (d) Brokers' Fees. Neither FMI nor any FMI Stockholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (e) Title to Assets. FMI has good and marketable title to, or a valid leasehold interest in, the properties and assets used by FMI, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof (other than the real estate owned by FMI as to which no representation is made in this (S) 3(e)), free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.
     Without limiting the generality of the foregoing, FMI and, in the case of those items of Intellectual Property owned by any FMI Stockholder which are included in the Acquired Assets, the FMI Stockholders have good and marketable title to all of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

          (f) Subsidiaries.  FMI has never had any Subsidiaries.

          (g) Financial Statements. Attached hereto as Exhibit B are the following financial statements (collectively the "Financial Statements"):

               (i) balance sheets, statements of income, changes in stockholders' equity, and cash flow as of the fiscal years ended December 31, 1992 and December 31, 1993 for FMI reviewed by FMI's accountants;

               (ii) audited balance sheets, statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December

          31, 1994 and December 31, 1995 (the "Most Recent Fiscal Year End") for FMI; and

               (iii) unaudited balance sheet and statement of income, change in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the four (4) months ended April 30, 1996 (the "Most Recent Fiscal Month End") for FMI.

     The Financial Statements (including the notes thereto) have been prepared on an accrual basis in accordance with accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of FMI as of such dates and the results of operations of FMI for such periods (subject only to normal year-end adjustments which in the aggregate are not material), are correct and complete, and are consistent with the books and records of FMI (which books and records are correct and complete).

          (h) Events Subsequent to Most Recent Fiscal Month End. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, or results of operations of FMI. Without limiting the generality of the foregoing since that date:

               (i) FMI has not sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the Ordinary Course of Business;

               (ii) FMI has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

               (iii) FMI has not, and to the Knowledge of FMI, no other party has, accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $50,000 to which FMI is a party or by which it is bound;

               (iv) FMI has not imposed or permitted any Security Interest upon any of its assets, tangible or intangible;

               (v) FMI has not made any capital expenditure (or series of related capital expenditures) either involving more than $50,000 or outside the Ordinary Course of Business;

               (vi) FMI has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

               (vii) FMI has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

               (viii) FMI has not delayed or postponed the payment of accounts payable or other Liabilities outside of the Ordinary Course of Business;

               (ix) FMI has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) outside the Ordinary Course of Business;

               (x) FMI has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (xi) there has been no change made or authorized in the charter or bylaws of FMI;

               (xii) FMI has not experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

               (xiii) FMI has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

               (xiv) FMI has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

               (xv) FMI has not granted any increase in the base compensation of any of its directors, officers, and employees;

               (xvi) FMI has not adopted, amended, modified or terminated any bonus, profit-sharing incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

               (xvii) FMI has not made any other change in employment terms for any of its directors, officers, and employees;

               (xviii) FMI has not made or pledged to make any charitable or other capital contribution;

               (xix) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving FMI; and

               (xx) FMI has not committed to any of the foregoing.

          (i) Undisclosed Liabilities. To the knowledge of FMI, FMI has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against FMI giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, or was caused by any breach of contract, breach of warranty claims which are not Product Warranty Claims, tort, infringement, or violation of law).

          (j) Legal Compliance. FMI has complied with all applicable laws (including rules, regulations, codes, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), the failure to comply with which will result in Adverse Consequences the costs of which will exceed $10,000, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against FMI alleging any failure so to comply.

          (k)  Tax Matters.

               (i) FMI has filed all Tax Returns that it was required to file and was due. All such Tax Returns were correct and complete in all material respects. All Taxes owed by FMI (whether or not shown on any Tax Return) have been paid. FMI currently is not the beneficiary of any extension of time within which to file any Tax Return. FMI has not received any notice of a claim made by an authority in a jurisdiction where FMI does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the Acquired Assets that arose in connection with any failure (or alleged failure) to pay any Tax. FMI has never been a member of an Affiliated Group that has filed a "consolidated return" within the meaning of Code Sec. 1501, or has filed a combined or consolidated return with another corporation with any other taxing authority.

               (ii) FMI has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

               (iii) Neither FMI nor any FMI Stockholder has received any notice or other indication that any authority is considering assessing any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of FMI either (A) claimed or raised by any authority in writing or (B) as to which FMI or any FMI Stockholder has knowledge based upon personal contact with any agent or representative of such authority. FMI has delivered a copy of all federal, state, local, and foreign income Tax returns filed with respect to FMI for taxable periods ended on or after December 31, 1991, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. FMI has delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by FMI since December 31, 1991.

               (iv) FMI has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (v) FMI neither has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. FMI is not a party to any Tax allocation or sharing agreement. FMI (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common the common parent of which was the FMI) or (B) has no Liability for the Taxes of any Person (other than FMI) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          (l)  Real Property.

               (i) FMI owns the property located at 29 Orchard Street, Oyster Bay, New York, and, with respect to such parcel of owned real property:

                    (A) there are no pending or, to the Knowledge of FMI,
               threatened condemnation proceedings, lawsuits, or administrative actions relating to the property or other matters affecting adversely the current use or occupancy thereof;

                    (B) to the Knowledge of FMI, the parcel of real property is in compliance with all zoning and other laws, ordinances and requirements;

                    (C) to the Knowledge of FMI, all facilities located on the parcel of property have received all approvals of governmental authorities (including licenses and permits) required in connection with the ownership or operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations;

                    (D) there are no leases, subleases, concessions, or other
               agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property other than the lease contemplated in this Agreement in favor of Buyer;

                    (E) there are no outstanding options or rights of first
               refusal to purchase the parcel of real property, or any portion thereof or interest therein which would adversely impact Buyer's use of the property; and

                    (F) there are no parties (other than FMI) in possession of the parcel of real property.

               (ii) The only real property which FMI leases is in the building located at 47 West Main Street, Oyster Bay, New York (the "Main Street Property"). FMI has delivered to the Buyer a correct and complete copy of the lease for the Main Street Property (as amended to date). With respect to such lease:

                    (A) the lease or sublease is legal, valid, binding,
               enforceable, and in full force and effect;

                    (B) FMI is not, and to the Knowledge of FMI, no party to the lease or sublease is, in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (C) FMI has not, and to the Knowledge of FMI, no party to
               the lease or sublease has, repudiated any provision thereof;

                    (D) to the Knowledge of FMI, there are no disputes, oral
               agreements, or forbearance programs in effect as to the lease;

                    (E) FMI has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold; or

                    (F) to the Knowledge of FMI, all facilities leased
               thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in all material respects in accordance with applicable laws, rules, and regulations.

          (m)  Intellectual Property.

               (i) FMI owns or has the right to use pursuant to license, sublicense, agreement, or permission of all Intellectual Property necessary for the operation of the business of FMI as presently conducted and all such Intellectual Property or rights thereto are included within the Acquired Assets; provided, however, that this sentence shall not be deemed to mean that all patents included within the Acquired Assets are valid or enforceable. Each item of Intellectual Property included among the Acquired Assets and owned or used by FMI or any FMI Stockholder immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder.

               (ii) To the Knowledge of FMI, none of FMI or any FMI Stockholder has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of FMI or any FMI Stockholder has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of FMI or any FMI Stockholder must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of FMI, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of FMI or any FMI Stockholder.

               (iii) (S) 3(m)(iii) of the FMI Disclosure Schedule identifies each patent or registration which has been issued or transferred to FMI or any FMI Stockholder with respect to any of its or his Intellectual Property, identifies each pending patent application for registration which FMI or any FMI Stockholder has made with respect to any of its or his Intellectual Property, and identifies each license, agreement, or other permission which any of FMI or any FMI Stockholder has granted to any third party with respect to any of its or his Intellectual Property(together with any exceptions). FMI and each FMI Stockholder has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. (S) 3(m)(iii) of the FMI Disclosure Schedule also identifies each trade name or unregistered trademark used by FMI in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in (S) 3(m)(iii) of the FMI Disclosure Schedule:

                    (A) FMI or any FMI Stockholder possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim, or demand is pending or, to the Knowledge of FMI, threatened, which challenges the legality, validity, enforceability, use, or ownership of the item;

                    (D) Neither FMI nor any FMI Stockholder has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item; and

               (iv) (S) 3(m)(iv) of the FMI Disclosure Schedule identifies each item of Intellectual Property that any third party (other than any FMI Stockholder) owns and that FMI uses pursuant to license, sublicense, agreement, or permission. FMI has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in (S) 3(m)(iv) of the FMI Disclosure Schedule;

                    (A) the license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S) 2 above);

                    (C) FMI is not, and to the Knowledge of FMI, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice of lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) FMI has not, and to the Knowledge of FMI, no other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) to the Knowledge of FMI, the underlying item of
               Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) to the Knowledge of FMI, no action, suit, proceeding,
               hearing, investigation, charge, complaint, claim or demand is pending or threatened, which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H) FMI has not granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.

          (n) Tangible Assets. FMI owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted. Each such tangible asset is free from any known material defects, has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

          (o) Inventory. The inventory of FMI consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving (except for parts and components on hand for servicing products already sold), obsolete, damaged, or defective, subject only to the reserve for inventory write down set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FMI.

          (p) Contracts. FMI has delivered to the Buyer a correct and complete copy of each written agreement listed below (as amended to date) and, where applicable, a written summary setting forth the terms and conditions of each oral agreement referred to below.

               (i) all written or oral customer orders, and the purchase prices thereof, accepted by FMI and in order backlog as of the Most Recent Month End;

               (ii) any written agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $15,000 per annum;

               (iii) any written agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, or which to the Knowledge of FMI, will result in a loss to FMI, or which involves consideration, in excess of $50,000;

               (iv) any oral or written agreement concerning a partnership or joint venture;

               (v) any oral or written agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, under which it has imposed a Security Interest on any of its assets, tangible or intangible;

               (vi) any oral or written agreement involving any FMI Stockholder to which FMI is a party;

               (vii) any oral or written profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of its current or former directors, officers, and employees (which is not listed on (S) 3(x) of the FMI Disclosure Schedule);

               (viii) any oral or written agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $50,000 or providing severance benefits;

               (ix) any oral or written agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees;

               (x) any written agreement under which the consequences of a default or termination would have an adverse effect in the amount of $50,000 or more on the business, financial condition, operations or results of operations of FMI; or

               (xi) any other written agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

     With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, arrangement, moratorium or other similar laws from time to time in affect creditor's rights generally; (B) to the Knowledge of FMI, the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S) 2 above), subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, arrangement, moratorium or other similar laws from time to time in affect creditor's rights generally; (C) FMI is not, and to the Knowledge of FMI, no other party, is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreements; and (D) no party has repudiated any provision of the agreement. With respect to each customer order of FMI, FMI has no Knowledge of any Basis for cancellation thereof.

          (q) Notes and Accounts Receivable. Notes and accounts receivable of FMI included among the Acquired Assets are at least in the amounts reflected in the Most Recent Balance Sheet and all such notes and accounts receivable are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the

     Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FMI.

          (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of FMI.

          (s) Insurance. FMI has provided a true and complete copy to Buyer of each insurance policy providing product liability coverage to which FMI has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five 5 years.

     With respect to each such product liability insurance policy: (A) all policy premiums have been paid in full, and to the Knowledge of FMI, the policy is legal, valid, binding, enforceable, and in full force and effect with respect to the periods for which it purports to provide coverage subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, arrangement or moratorium or other similar laws from time to time affecting creditor's rights generally; (B) neither FMI nor, to the Knowledge of FMI, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (C) no party to the policy has repudiated any provision thereof. FMI has provided true and complete copies of or provided a written description of any self-insurance arrangements affecting FMI.

          (t) Litigation. FMI (i) is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge and (ii) is not a party nor, to the Knowledge of FMI, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

          (u) Product Warranty. Each product manufactured, sold, leased, or delivered by FMI has been in conformity with all applicable contractual commitments and all express and implied warranties, and FMI has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to any reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of FMI. Except as otherwise may be provided by applicable law, to the Knowledge of FMI, no product manufactured, sold, leased, or delivered by FMI is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. FMI has previously delivered to Buyer true and complete copies of the standard terms and conditions of sale or lease for FMI (containing applicable guaranty, warranty, and indemnity provisions).

          (v) Product Liability. There are no existing or, to the Knowledge of FMI, threatened, claims against FMI arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by FMI which could result in Liability to FMI.

          (w) Employees. To the Knowledge of FMI, no executive, key employee, or group of employees has any plans to terminate employment with FMI. FMI is not a party to or bound by any collective bargaining agreement, nor has any of them experienced any strikes, grievances, claims of unfair labor practice. To the Knowledge of FMI, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of FMI.

          (x)  Employee Benefits.

               (i) No other corporation, trade, business, or other entity, would, together with FMI, now or in the past 5 years, constitute a single employer within the meaning of Code (S) 414.

               (ii) FMI has previously provided to Buyer true and complete copies of all of the Employee Benefit Plans which are presently in effect or which have previously been in effect in the last 5 years for the benefit of current or former employees, officers, directors or consultants of FMI (the "FMI Plans").

               (iii) Except as set forth in (S) 3(x) of the FMI Disclosure Schedule, FMI does not maintain and has never maintained an "employee benefit pension plan," within the meaning of ERISA (S) 3(2), that is or was subject to Title IV of ERISA.

               (iv) There is no lien outstanding upon any Acquired Assets pursuant to Code (S) 412(n) in favor of any FMI Plan. No Acquired Assets have been provided as security to any FMI Plan pursuant to Code
          (S) 401(a)(29).

               (v) Except as set forth in (S) 3(x) of the FMI Disclosure Schedule, FMI has no past, present or future obligation or liability to contribute to any multiemployer plan as defined in ERISA Section 3(37).

               (vi) FMI has complied in all material respects with the continuation health coverage requirements of Code (S) 4980B and ERISA
          (S)(S) 601 through 608.

               (vii) FMI is not obligated, contingently or otherwise, under any agreement to pay any amount which would be treated as a "parachute payment," as defined in Code (S) 280G(b) (determined without regard to Code (S) 280G(b)(2)(A)(ii)).

          (y) Guaranties. FMI is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

     (z) Environment, Health, and Safety.

               (i) FMI has complied with all Environmental, Health, and Safety Laws, the failure to comply with which could result in Adverse Consequences in an amount in excess of $50,000 individually or in the aggregate, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against FMI alleging such failure.

               (ii) FMI has no Liability (and FMI has not handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the Basis for any present or future action, suit, proceeding, hearing, investigations, charge, complaint, claim or demand against any of FMI giving rise to any Liability) for damage to any site, location, body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Laws.

               (iii) Except as set forth in (S) 3(z) of the FMI Disclosure Schedule, all properties and equipment used in the business of FMI have been free of any amounts of asbestos, PCB's, methylene chloride, trichlorethylene, 1,2-trans-dichloroethylene, dioxins, dibenzofurans, and Extremely Hazardous Substances, the presence of which could result in Adverse Consequences in an amount in excess of $50,000 individually or in the aggregate.

          (aa) Certain Business Relationships With FMI.  Except as set forth in
     (S) 3(aa) of the FMI Disclosure Schedule, none of the FMI Stockholders and their Affiliates has been involved in any business arrangement or relationship with FMI within the past 12 months, and none of FMI Stockholders owns any asset, tangible or intangible, which is used in the business of FMI.

          (ab) Disclosure. To the Knowledge of FMI, the representations and warranties contained in this (S) 3 (including the FMI Disclosure Schedule) do not as of the Closing Date contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statement and information contained in this (S) 3 not misleading.

     4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to FMI and the FMI Stockholders that the statements contained in this
(S) 4 are correct and complete as of Closing Date, except as set forth in the disclosure schedule prepared by Buyer accompanying this Agreement and initialed by the Parties (the "Buyer Disclosure Schedule"), which disclosure schedule is incorporated herein by reference. The Buyer Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this (S) 4.

          (a) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation to do business in every jurisdiction where such qualification is required.

          (b) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement, including, without limitation, the issuance of the Buyer Shares pursuant hereto, have been duly authorized by all required corporate action. The Buyer Shares, when issued in accordance with this Agreement, will be validly issued, fully-paid and non-assessable. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agencies in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignment and assumption referred to in (S) 2 above) other than the notification and approval under the Hart-Scott-Rodino Act.

          (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in (S) 2 above) will
     (i) violate any constitution, state, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject, or any provision of its charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (d) Broker's Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which FMI or the FMI Stockholders could become liable or obligated.

          (e) Disclosure. To the Knowledge of Buyer, the representation and warranties contained in this (S) 4 (including the Buyer Disclosure Schedule) and the Public Information do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements contained in this (S) 4 or therein not misleading.

          (f) Financial Statements. Attached hereto as Exhibit C are the following financial statements (collectively the "Buyer Financial Statements"):

               (i) audited balance sheets, statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1993, December 31, 1994, and December 31, 1995 for Buyer; and

               (ii) unaudited balance sheet and statement of income, change in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three (3) months ended January 31, 1996 (the "Most Recent Fiscal Month End") for Buyer.

     The Buyer Financial Statements (including the notes thereto) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of Buyer as of such dates and the results of operations of Buyer for such periods (subject only to normal year-end adjustments which in the aggregate are not material), are correct and complete, and are consistent with the books and records of Buyer (which books and records are correct and complete).

          (g) Events Subsequent to Most Recent Fiscal Quarter End. Since January 31, 1996, there has not been any material adverse change in the business, financial condition, operations, or results of operations of Buyer.

     5.   CONDITIONS TO OBLIGATION TO CLOSE.

               (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions.

               (i) Buyer documents evidencing the transfer of the Acquired Assets described in (S) 2(f);

               (ii) FMI and the Escrow Agent shall have executed and delivered to the Buyer the Escrow Agreement, in form and substance as set forth in Exhibit D attached hereto;

               (iii) Buyer shall have received Employment Agreements executed by the FMI Stockholders in the form and substance as set forth in Exhibits E-1 and E-2 attached hereto;

               (iv) Buyer shall have received a Lease Agreement executed by FMI in the form and substance as set forth in Exhibit F attached hereto; and

               (v) all actions to be taken by FMI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

     The Buyer may waive any condition specified in this (S) 5(a) if it executes a writing so stating at or prior to the Closing.

          (b) Conditions to Obligation of FMI and the FMI Stockholders. The obligation of FMI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

               (i) FMI shall have received documents evidencing the assumption by Buyer of the Assumed Liabilities.

               (ii) Buyer shall have paid the applicable purchase price under
          (S) 2(c)(i) and (iii);

               (iii) the Buyer shall have executed and delivered to FMI the Escrow Agreement;

               (iv) Buyer shall have executed and delivered Employment Agreements with Harry E. Pinkerton III and Dennis T. Pinkerton in the form and substance as set forth in Exhibits E-1 and E-2 attached hereto;

               (v) FMI shall have received a Lease Agreement executed by Buyer in the form and substance as set forth in Exhibit F hereto.

               (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to FMI.

     FMI may waive any condition specified in this (S) 5(b) if it executes a writing so stating at a prior to the Closing.

     6. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

          (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of FMI, the FMI Stockholders, and Buyer will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor hereunder). FMI and the FMI Stockholders acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to FMI not excluded from the definition of Acquired Assets in this Agreement; provided, however, that FMI and the FMI Stockholders shall have the right to obtain access to such documents, books, records (including Tax records), agreements, and financial data and make photocopies thereof for a proper purpose, such as in connection with the preparation of their tax returns. Buyer further agrees to keep such records for a period of seven (7) years after the Closing Date, or, if Buyer wishes to move the records from Long Island, New York, or to destroy such records, Buyer shall give thirty (30) days' notice to FMI and allow FMI to copy such records to be moved or take such records to be destroyed.

          (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving FMI or any FMI Stockholder, each of the other Parties will reasonably cooperate with the contesting or defending Party and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under (S) 7 below).

          (c) Transition.  FMI and each of the FMI Stockholders will use its
     (his) best efforts not to take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of FMI from maintaining the same business relationships with the Buyer after the Closing as it maintained with FMI prior to the Closing.

          (d) Confidentiality. FMI will treat and hold as confidential all of the Confidential Information, refrain from using any of the Confidential Information and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that FMI is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, FMI will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this (S) 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, FMI is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, FMI may disclose the Confidential Information to the tribunal; provided, however, that FMI shall use its reasonable efforts to obtain, at the reasonable request of the Buyer and at the Buyer's sole expense, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

          (e)  Registration Rights.

               (i) As used in this (S) 6(e), the following shall have the following respective meanings:

                    "Commission" shall mean the Securities and Exchange
               Commission, or any other federal agency at the time administering the Securities Act.

                    "Holder" shall mean any holder of the outstanding Buyer
               Shares that have not been sold to the public. For purposes of this (S) 6(e), "Buyer Shares" shall include any shares of capital stock issued in respect of the Buyer Shares upon any stock split, stock dividend or distribution, recapitalization or similar event.

                    "Registration Statement" shall mean a registration statement filed or to be filed by Buyer under the Securities Act which is available to register under the Securities Act a sale of any of the Buyer Shares by or for the account of any Holder. Such term includes any prospectus included in the Registration Statement.

                    "Transfer" shall mean any sale or other disposition of any
               Buyer Shares which would constitute a sale thereof under the Securities Act.

               (ii) Each certificate representing any Buyer Shares and, except as otherwise provided in (S) 6(e)(iii) hereof, each certificate issued upon exchange or transfer of any Buyer Shares (whether or not such exchange or transfer shall constitute a Transfer) shall be stamped or otherwise imprinted with a legend substantially in the following form:

               "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAWS AND MAY ONLY BE SOLD IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS. IN PARTICULAR, THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF (1) UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, WITH RESPECT TO SUCH SHARES SHALL THEN BE IN EFFECT OR (2) UNLESS THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT ANY PROPOSED TRANSFER OR DISPOSITION OF SUCH SHARES IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

     (iii) Prior to any proposed Transfer of any Buyer Shares (other than under the circumstances described in (S) 6(e)(iv), the Holder thereof shall give written notice to the Buyer of the intention to effect such Transfer. Each such notice shall describe the manner of the proposed Transfer and shall be accompanied by an opinion of counsel reasonably satisfactory to Buyer to the effect that the proposed transfer of Buyer Shares may be effected without registration under the Securities Act and under applicable state securities or blue sky laws. Upon confirmation that such opinion is reasonably satisfactory to Buyer, the Holder of such Buyer Shares shall be entitled to transfer such Buyer Shares in accordance with the terms of its notice. Each certificate for Buyer Shares transferred as above provided shall bear the legend set forth in (S) 6(e)(ii) hereof except that such certificate shall not bear such legend if (i) such Transfer is in accordance with provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee (other than an affiliate of Buyer) would be entitled to Transfer such securities in a public sale without registration under the Securities Act.

               (iv) (A) If following the Closing Date, Buyer determines that it will file a Registration Statement for any public offering of securities, Buyer shall give written notice to each Holder, at least 30 days in advance of filing such Registration Statement, that such filing is expected to be made. Upon written request of any Holder made within fifteen (15) days after receipt of Buyer's written notice and subject to the limitations set forth in this
               (S) 7(e)(iv), Buyer shall include in such Registration Statement Buyer Shares specified in the Holder's request for the purpose of registering those Buyer Shares for sale by or for the account of such Holder (and any related qualification under blue sky or other state securities laws) and in any underwriting involved therein. Subject to the provisions of this (S) 6(e) Buyer shall have exclusive control over the filing, amending, withdrawal and other actions regarding such Registration Statement. Notwithstanding anything in the foregoing to the contrary, the Buyer shall have no obligation to give notice to any Holder with respect to the filing of, or to include any Buyer Shares for any Holder in, any Registration Statement on Form S-8 or Form S-4.

                    (B) If, on the second anniversary of the Closing Date, Buyer is a reporting company under the Securities Exchange Act and any Holder holds a number of Buyer Shares for which registration rights have not been foregone under (S) 6(e)(xiii) in excess of the number of Buyer Shares that may be sold by such Holder immediately under Rule 144, such Holder, by written notice to Buyer during the period from the second anniversary of the Closing Date until ninety (90) days before the third anniversary of the Closing Date, may request that Buyer prepare and file, and Buyer shall use its best efforts to prepare and file, within sixty (60) days following the receipt of such notice, a Registration Statement on a form available for the registration of Buyer Shares for resale, covering the Buyer Shares for which registration rights have not been foregone under (S) 6(e)(xiii) in excess of the number of Buyer Shares that may be sold immediately under Rule 144 at the time of such notice, and shall use its best efforts to have such Registration Statement become effective and keep such Registration Statement effective until the earlier of (i) the time when all the included Buyer Shares have been sold by Holder, or (ii) the third anniversary of the Closing Date.

                    (C) If, during the period from the Closing Date to the
               second anniversary of the Closing Date, Buyer should cease being a reporting company under the Securities Exchange Act and any Holder holds Buyer Shares for which registration rights have not been foregone under (S)6(e)(xiii) and for which any Holder has not had an opportunity to sell all of such Holder's Buyer Shares in any transaction or proposed transaction in connection with Buyer's ceasing to be a reporting company (the "Repurchase Shares"), then such Holder may, upon ten (10) business days' prior written notice to Buyer but no later than ten (10) business days following the second anniversary of the Closing Date, request that Buyer purchase such Repurchase Shares at a purchase price per share equal to the Agreed Value plus an amount equal to a compounded annual interest rate of ten percent (10%) of the Agreed Value, accrued from the Closing Date up to and including the date of such notice. Buyer agrees to purchase such Repurchase Shares in accordance with the terms of this (S) 6(e)(iv)(C) within ten (10) business days after receipt of such notice.

               (v) If the securities to be sold by Buyer pursuant to a Registration Statement described in (S) 6(e)(iv)(A) hereof are to be sold in any underwritten public offering, the right of any Holder to have Buyer Shares included in the same Registration Statement shall be conditioned upon the inclusion of such Holder's Buyer Shares in the same underwriting. Buyer, all Holders and all other security holders proposing to sell securities in such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected by Buyer. Notwithstanding any other provisions of this (S) 6(e)(v), if the managing underwriter determines that marketing factors require a limitation of the number of securities to be included in the underwriting, the managing underwriter and Buyer may limit the number of Buyer Shares to be included in the underwriting for all Holders, in the aggregate, to any number which, together with any other securities of the same class that Buyer may be contractually obligated to register for others, shall not be less than 10 percent (10%) of the total number included in the underwriting. Buyer shall advise all Holders who shall have requested inclusion of their Buyer Shares in the same underwriting of the aggregate number of Buyer Shares that may be included for all Holders. Such aggregate number shall be allocated among all such Holders in proportion, as nearly as practical, to the number of Buyer Shares for which each Holder requested registration, provided that any decrease in the number of shares to be included in the Registration Statement pursuant to the provisions of this (S) 6(e)(v) shall be allocated, as nearly as practicable, first among selling shareholders holding shares of capital stock as to which the Buyer is not contractually obligated to register, and second, among selling shareholders having such contractual rights, as nearly as practicable, in proportion to the number of shares of capital stock for which such selling shareholders requested registration. No Buyer Shares excluded from an underwriting by reason of such marketing limitation shall be included in the Registration Statement. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw his Buyer Shares by giving written notice to Buyer and the managing underwriter. After receiving any such notice, Buyer shall withdraw such Holder's Buyer Shares from the Registration Statement. If a withdrawal of Buyer Shares or any withdrawal of other securities (except a complete withdrawal of all securities that were to be sold by Buyer, in which case Buyer may withdraw the Registration Statement in its entirety) makes it possible, with the marketing limitation set by the managing underwriter and Buyer, to include in the underwriting a greater number of Buyer Shares held by other Holders participating in such underwriting, then to the extent practical, without delaying the underwriting, Buyer shall offer to all Holders who then have Buyer Shares included in the underwriting an opportunity to include additional Buyer Shares in the proportion previously described in this
          (S) 6(e)(v).

               (vi) In connection with the registration under the Securities Act of any sale of Buyer Shares by or for the account of any Holder pursuant to (S) 6(iv) hereof, Buyer shall file on a timely basis appropriate applications or other instruments to register, qualify or obtain exemptions for the sale under such state securities or blue sky laws as the managing underwriter shall reasonably specify or, if the sale is not to be an underwritten public offering, such state securities or blue sky laws as the Holder may reasonably request. Buyer, however, shall have no obligation to file any applications or other instruments in any jurisdiction in which either (i) no such filing is required with respect to the proposed sale of Buyer Shares by or for the account of the Holder, in the opinion of qualified counsel selected by Buyer, or (ii) Buyer would be required to execute a general consent to service of process, to register as a broker or dealer or to cause any officer or employee of Buyer to register as a dealer, broker, or salesman or in any similar capacity. Buyer shall use its best efforts in good faith to obtain and maintain for a reasonable period, up to six months, an effective registration, qualification or exemption under the applications or other instruments filed by Buyer pursuant to this (S) 6(e)(vi).

               (vii) All expenses incurred in connection with any Registration Statement filed or prepared for filing pursuant (S) 6(e)(iv) hereof and in connection with all related state securities or blue sky applications or other instruments, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for Buyer and fees and expenses of accountants incidental to such Registration Statement, and fees and disbursements for one counsel to the Holders incidental to such Registration Statement shall be borne by Buyer. Notwithstanding any other provision of this (S) 6(e)(vii), each Holder shall bear the entire amount of any discount or commission allowed or paid to any underwriter in connection with any sale of Buyer Shares by or for the account of such Holder.

               (viii) In connection with any Registration Statement filed pursuant to this (S) 6(e), Buyer shall indemnify and hold harmless each Holder whose Buyer Shares are included in the Registration Statement, each underwriter who may purchase from or sell any Buyer shares for any such Holder and each person who controls any such Holder or any such underwriter, within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statements or alleged untrue statement of a material fact contained in the Registration Statement or any related state securities or blue sky applications other instruments or caused by any omission or alleged omission to state in the Registration Statement or any related state securities or blue sky applications or other instruments any material fact required to be stated or necessary to make the statements which are made, in light of the circumstances in which they are made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to Buyer by such Holder, underwriter or controlling person expressly for use in the Registration Statement or any related state securities or blue sky applications or other instruments. Each Holder whose Buyer Shares are included in any Registration Statement filed pursuant to this (S) 6(e) shall indemnify Buyer, its directors, each officer signing the Registration Statement, each other person (including each other Holder) whose securities are included in the Registration Statement, each underwriter who may purchase from or sell any securities for Buyer or any other person pursuant to the Registration Statement and each person, if any, who controls Buyer, any such other person or any such underwriter, within the meaning of the Securities Act, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any related state securities or blue sky applications or other instruments or caused by any omission or alleged omission to state in the Registration Statement or any related state securities or blue sky applications or other instruments any material fact required to be stated or necessary to make the statements which are made, in light of the circumstances in which they are made, not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished by the Holder from who indemnification is sought expressly for use in the Registration Statement or any related state securities or blue sky application or other instruments; provided, that the obligations of such Holders hereunder shall be limited to any amount equal to the proceeds to each such Holder of securities sold as contemplated herein; provided, further, that the foregoing indemnity agreement shall not inure to the benefit of the Buyer or any underwriter, or any director or officer of, or person controlling, the Buyer or such Holder, other shareholder or underwriter, in respect of any person's asserted loss, claim, damage or liability resulting from the purchase of securities from the Buyer or such Holder, other shareholder or underwriter if a copy of the prospectus, offering circular or other document (as then amended or supplemented) was not sent or given to such person at or prior to the written confirmation of the sale of securities to such person, and such prospectus, offering circular or other document would have cured the defect giving rise to such loss, claim, damage or liability. Each party entitled to indemnification under this Section (S) 6(e)(viii) (the "indemnified party") shall give written notice to the party required to provide indemnification (the "indemnifying party") promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the indemnifying party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld), and the indemnified party may participate in such defense at such party's expense; and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 6(e)(viii) unless and to the extent such failure shall have prejudiced the indemnified party. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. No indemnifying party shall be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (which consent shall not be unreasonably withheld). Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom. To the extent the provisions contained in this (S) 6(e) are in conflict with any indemnification provisions that are included in any underwriting agreement entered into by Buyer and one or more Holders with one or more underwriters in connection with any underwritten public offering registered under any registration statement filed pursuant to this (S) 6(e), the provisions of the underwriting agreement shall govern. The indemnities provided for in this (S) 6(e)(viii) shall be independent of and in addition to any other indemnity provision of this Agreement.

               (ix) Each Holder whose Buyer Shares are included in any Registration Statement filed pursuant to this (S) 6(e) shall furnish to Buyer such information regarding such Holder and the sale proposed by such Holder as may be reasonably required for inclusion in the Registration Statement or any related state securities or blue sky applications or other instruments, as may be reasonably necessary to provide supplemental information to the Commission, the National Association of Securities Dealers, Inc. or any administrator of any state securities or blue sky law, or as Buyer or any underwriter may reasonably request.

               (x) From and after the date of this Agreement, the Buyer will not enter into an agreement with any holder or prospective holder of any securities of the Buyer giving such holder or prospective holder the right to require the Buyer to initiate or effect any registration of any securities of the Buyer on terms more favorable than granted to the Holders herein. Any right given by the Buyer or to any holder or prospective holder of the Buyer's securities in connection with the registration of securities will be conditioned such that it will be consistent with the provisions of this Section 6(e) and with the rights of the Holders provided in this Agreement.

               (xi) With a view to making available the benefits of certain rules and regulations of the Commission that may permit the sale of the Buyer Shares to the public without registration, the Buyer agrees that it will

                    (A) at all times file with the Commission in a timely manner all reports and other documents required to be filed by the Buyer under the Securities Act, if any, and the Exchange Act, and to comply with all other requirements, if any, of Rule 144(c) (1) or any successor provision thereto until three (3) years and ninety
               (90) days following the Closing Date.

                    (B) so long as any Holder owns any Buyer Shares, furnish to the Holder promptly upon request a written statement by the Buyer as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Buyer, and such other reports and documents filed with the Commission as any Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

               (xii) In the case of each registration effected by the Buyer pursuant to this Section 6(e), the Buyer will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, the Buyer will

                    (A) keep such registration effective for a period of 120
               days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, that in the case of any registration on Form S-3 of Buyer Shares that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Buyer Shares are sold if Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis and applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (i) includes any prospectus required by Section 10(a)(3) of the Securities Act or (ii) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement, and

                    (B) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time reasonably requests.

               (xiii)  Notwithstanding the foregoing provisions of this
          (S) 6(e), Buyer shall not be obligated to file a Registration Statement hereunder or to include on another Registration Statement Buyer Shares held by a Holder if at the time of filing the Holders requesting to participate in the offering are entitled to sell the Buyer Shares for which registration has been requested immediately under Rule 144 (or any successor rule or regulation) during any 90 day period, or to include in any Registration Statement Buyer Shares which could have been included in any prior Registration Statement of Buyer under this (S) 6(e), but which were not so included for reason other than a limitation on the number of Buyer Shares included in such prior Registration Statement pursuant to (S) 6(e)(v).

     The registration rights granted in this (S) 6(e) are not assignable, in whole or in part, without the prior written consent of Buyer, except such rights shall transfer with the ownership of the Buyer Shares.

     As a condition to having Buyer Shares included in any Registration Statement filed pursuant to this (S) 6(e), each Holder shall agree that in selling the Buyer Shares the Holder will comply with all applicable laws and regulations, including, but not limited to, Rules 10b-6 and 10b-7 promulgated under the Securities Exchange Act.

          (f)  Employee Matters.

               (i) On the day following the Closing Date, Buyer shall offer employment in a similar position to each employee of FMI who on the Closing Date is actively at work or absent from work due to short-term disability, maternity leave, jury duty, military service, vacation, layoff with recall rights, or other short-term leave (the "Employees") at a rate of base compensation equal to 105% of their base compensation immediately prior to the Closing Date. Buyer shall also offer to Employees participation in those compensation and benefit programs (other than tax qualified retirement plans) which are no less favorable in the aggregate than those in effect at FMI immediately prior to the Closing Date. Notwithstanding the foregoing, the terms and conditions of the employment of Employees who are FMI Stockholders shall be governed by the terms and conditions of their employment contracts attached hereto as Exhibits E-1 and E-2, respectively. Buyer shall make participation in the Buyer's Employees' Retirement Savings Plan available to the Employees who accept employment with Buyer on substantially the same terms as generally apply to other employees of Buyer and its affiliates participating in such Plan, and, in that regard, such Employees who satisfy the Plan's eligibility criteria (counting service with FMI prior to the Closing Date) as of May 31, 1996 shall be eligible to commence participation in such Plan as of June 1, 1996; provided, however, if the Closing does not occur on May 22, 1996, the dates in the foregoing sentence shall be deemed to be June 30, 1996, and July 1, 1996, respectively.

               (ii) The service with FMI prior to the Closing date of the Employees who accept employment with Buyer shall be taken into account for all relevant purposes under Buyer's Employee Benefit Plans and other compensation and benefit programs, including without limitation, credit for eligibility, vesting, benefit accrual, participation, level of benefits, and optional forms of payment.

               (iii) Buyer shall take all appropriate action necessary to implement a group health plan (or plans) covering the Employees (and their dependents) as of the Closing Date which plan (or plans) shall
          (1) waive any pre-existing condition limitations, (2) waive any eligibility waiting periods, (3) give effect, in determining or applying any deductible and maximum out-of-pocket limitations, to claims incurred, amounts paid by, any amounts reimbursed to, such Employees under the group health plans maintained by FMI for their benefit immediately prior to the Closing Date, and (4) have a level of benefits such that the actual coverage of an Employee (or any of his or her covered dependents) under such group health plan (or plans) would, if the Employee had made an election under Section 4980B(f) of the Code or Part 6 of Title I of ERISA with respect to any group health plan maintained by FMI, constitute an event described in
          Section 4980B(F)(2)(B)(iv) of the Code and Section 602(2)(D) of ERISA.

               (iv) Any former employees of FMI or their dependents receiving health continuation coverage under an FMI Plan as of the Closing, or becoming eligible for such coverage due to a qualifying event occurring on or before the Closing, shall be provided with health continuation coverage satisfying the requirements of Section 4980B of the Code and Sections 601 through 608 of ERISA after the Closing through health benefit plans maintained by Buyer or its affiliates.

          (g) Non-Competition. FMI covenants and agrees with Buyer that FMI shall not compete directly or indirectly with Buyer during the three (3) year period after the Closing Date and shall not, during such period, make public statements in derogation of Buyer. Competing directly or indirectly with Buyer shall mean (i) engaging or (ii) having a material interest, directly or indirectly, as owner, employee, officer, director, partner, venturer, stockholder, capital investor, consultant, agent, principal, advisor, or otherwise, either alone or in association with others, in the operations of any entity or party engaged in or preparing to engage in the business of the development, manufacture, or sale of fluid handling products in any of those geographic areas where FMI or Buyer or any of its affiliates engaged in the development, manufacture, or sale of fluid handling products conducts business at Closing. Competing directly or indirectly with Buyer, as used in this Agreement, shall not be deemed to include an ownership interest as an inactive investor, which for purposes of this Agreement shall mean the beneficial ownership of five percent (5%) or less of the outstanding shares of any series or class of securities of any competitor of Buyer.

          (h) Non-Raid. FMI covenants and agrees with Buyer that during the three (3) year period after the Closing Date, FMI will not, without the written consent of Buyer, (i) solicit any of the employees of FMI who were employed by FMI within the one (1) year period immediately prior to the Closing Date, (ii) interfere with the relationship of Buyer with any such employees, or (iii) personally target or solicit any person or entity who is, or was within the one (1) year period immediately prior to the Closing Date, a customer, vendor, distributor, representative or agent of FMI.

          (i) Name Change. FMI covenants and agrees that as soon as practicable after the Closing Date FMI will, in cooperation and coordination with Buyer, change its name to a name dissimilar to "Fluid Metering, Inc." in a manner that will reasonably ensure that FMI Acquisition Corp. or another Affiliate of Buyer designated by Buyer will be permitted to change its name to "Fluid Metering."

          (j) Insurance. To the extent that FMI has insurance for Product Liability Claims which are not Assumed Liabilities, FMI agrees to promptly take all reasonable action required to avail itself of the benefits of such insurance.

          (k) Maintenance of Corporate Existence. FMI agrees that for a period of one (1) year after Closing, it shall maintain its corporate existence (and neither liquidate nor dissolve) and that during the entire such period, it shall maintain a net worth, as determined in accordance with GAAP, of at least One Hundred Thousand Dollars ($100,000).

     7.   REMEDIES FOR BREACHES OF THIS AGREEMENT AND THE ASSET PURCHASE
          AGREEMENT.

          (a) Survival of Representations and Warranties. All representations, warranties, covenants, indemnities and agreements contained in or made pursuant to this Agreement (including any schedule hereto and any certificate or document delivered pursuant hereto other than the Employment Agreements, the Escrow Agreement and the Lease, whose provisions shall survive in accordance with their terms) shall survive the Closing and shall expire one (1) year following the Closing Date, except that the following obligations shall survive indefinitely: (i) the Buyer's obligations contained in (S)(S) 2(b) and 2(c)(iii) and FMI's obligations under (S) 2(c)(iv); (ii) the representations and warranties of FMI contained in (S)(S) 3(a), (b),
     (c)(i), (d), (e) and (f); (iii) the representations and warranties of Buyer contained in (S)(S) 4(a), (b), (c) and (d); and (iv) the Parties' obligations under Articles 6, 7 (except for (S) 7(b)(ii)) and 8 (except for
     (S) 8(a)). No action, claim, or proceeding may be brought by any Party hereto against any other Party resulting from, arising out of, or caused by a breach of a representation or warranty contained herein, or the failure to perform any covenant or other obligations hereunder, after the time such representation, warranty or covenant ceases to survive pursuant to the preceding sentence, unless written notice of such claim setting forth with specificity the basis for such claim is delivered to the applicable Party prior to such time.

          (b) Indemnification Provisions for Benefit of the Buyer. Subject to the limitations set forth in (S)7(b)(iii)), FMI and the FMI Stockholders shall have the following indemnification obligations:

               (i) In the event FMI breaches (or in the event any third party alleges facts that, if true, would mean FMI has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to
          (S) 7(a) above, provided that the Buyer makes a written claim for indemnification setting forth with specificity the basis for such claim to the FMI Parties pursuant to (S) 8(g) below within such survival period, then FMI and the FMI Stockholders jointly and severally agree to indemnify the Buyer, subject to the limitations set forth herein, from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, or caused by the breach (or the alleged breach);

               (ii) FMI and the FMI Stockholders will indemnify, defend and hold harmless Buyer from and against any Adverse Consequences as a result of claims based on or arising from any liabilities or obligations of FMI or the FMI Stockholders which are not Assumed Liabilities, which indemnification shall not be subject to any deductible; and

               (iii) The foregoing indemnification obligations are subject to the following terms and conditions:

                    (A) There shall be no obligation to indemnify Buyer from and against any Adverse Consequences resulting from, arising out of, or caused by the breach (or alleged breach) of any representation, warranty or covenant of FMI contained in
               (S) 3(c)(ii) and (S) 3(g)-(ab) of this Agreement until the Buyer has suffered Adverse Consequences by reason thereof in excess of One Hundred Thousand Dollars ($100,000), and then only to the extent of the excess;

                    (B) The aggregate liability of the FMI Parties under this
               Agreement shall in no event exceed the Agreed Value of the Escrowed Buyer Shares, and the sole recourse of Buyer shall be limited to the Escrowed Buyer Shares (subject to the FMI Parties' option of substituting cash for all or any portion of the Escrowed Buyer Shares pursuant to (S) 7(f)), except that, with
                                                            ------
               respect to any Adverse Consequences resulting from, arising out of, or caused by the breach (or alleged breach) of any representation, warranty or covenant of FMI contained in
               (S) 3(a), (b), (c)(i), (d), (e) or (f) or (S)(S)6(d), (g) or (h)
               of this Agreement, the indemnification obligations shall be the joint and several liability of the FMI Parties up to an amount not to exceed the Purchase Price, provided that any Indemnification Claim with respect to any such breach shall be first satisfied out of the Escrowed Buyer Shares; and

                    (C) Notwithstanding any provision in this Agreement to the contrary, in the event any inaccuracies or breaches of any representation, warranty or covenant of FMI or any FMI Stockholder are known to Buyer at or prior to the Closing, (i) Buyer shall disclose to FMI any such inaccuracy or breach, and
               (ii) FMI and the FMI Stockholders shall have no liability to Buyer for any liabilities incurred by Buyer with respect to such inaccuracies or breaches so known to Buyer.

          (c) Indemnification Provisions for Benefit of FMI.

               (i) In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, and, if there is an applicable survival period pursuant to (S) 7(a) above, provided that FMI or any FMI Stockholder makes a written claim for indemnification setting forth with specificity the basis for such claim against the Buyer pursuant to
          (S) 8(g) below within such survival period, then the Buyer agrees to indemnify FMI and the FMI Stockholders from and against the entirety of any Adverse Consequences (up to but not in excess of the Purchase Price) FMI or any FMI Stockholder may suffer through and after the date of the claim for indemnification (including any Adverse Consequences FMI or any FMI Stockholder may suffer after the end of any applicable survival period) resulting from, arising out of, or caused by the breach (or the alleged breach).

               (ii) Notwithstanding anything to the contrary herein contained,
          (i) Buyer will indemnify, defend and hold harmless FMI and the FMI Stockholders from and against any Adverse Consequences as a result of claims based on or arising from any Assumed Liabilities or the operation of the Acquired Assets by Buyer (and its successors and assigns) after the Closing Date and (ii) such indemnification shall not be limited in time or amount or subject to any deductible or cap.

          (d)  Method of Asserting Claims.

               (i) With respect to any third-party claim:

                    (A) If any third party shall notify any Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party under (S) 7(b) or (c), then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that (subject to the applicable survival period set forth in (S) 7(a) above) no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                    (B) The Indemnifying Party shall have fifteen (15) days
               after receipt of notice from the Indemnified Party of a Third Party Claim ("Notice Period") to notify the Indemnified Party in writing (A) whether or not the Indemnifying Party disputes such Third Party Claim specifying in reasonable detail the basis for such dispute, and (B) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim in accordance with the provisions hereof.

                    (C) If the Indemnifying Party disputes the Third Party Claim or the amount thereof (whether or not the Indemnifying Party elects to defend the Indemnified Party against such Indemnification Claim), such dispute shall be resolved by arbitration in accordance with (S) 7(g) hereof. Pending the resolution of any such dispute, the Third Party Claim shall not be settled without the prior written consent of the Indemnified Party, such consent not to be unreasonably withheld.

                    (D) If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party will defend the Indemnified Party against the Third Party Claim, then except as hereinafter provided, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as the Indemnifying Party (i) diligently conducts the defense of such Third Party Claim, and (ii) shall not enter into a settlement, or entry of a final judgment or final award with respect to, any such Third Party Claim without the consent of the

               Indemnified Party unless such settlement, judgment or award requires no more than a monetary payment for which the Indemnified Party is fully indemnified and does not involve any other matters binding upon the Indemnified Party.

                    (E) So long as the Indemnifying Party is conducting the
               defense of the Third Party Claim in accordance with
               (S) 7(d)(i)(D) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

                    (F) If the Indemnifying Party elects not to defend the
               Indemnified Party against the Third Party Claim, whether by giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such Third Party Claim, or if the same is defended by the Indemnifying Party or the Indemnified Party, then that portion thereof as to which such defense is unsuccessful or the amount of such settlement, final judgment or final award described in (S)7(d)(i)(D), in each case, shall be conclusively deemed to be a liability of the Indemnifying Party hereunder, unless the Indemnifying Party shall have disputed its liability to the Indemnified Party as provided in (S) 7(d)(i)(B), in which event such dispute shall be resolved as provided in (S) 7(g) hereof.

               (ii) If the Indemnification Claim involves a matter other than a Third Party Claim, the Indemnified Party shall promptly send a notice of the Indemnification Claim to the Indemnifying Party. Indemnifying Party shall have fifteen (15) days after receipt from the Indemnified Party of notice of the Indemnification Claim to dispute the Indemnification Claim in writing specifying in reasonable detail the basis for such objection. Failure to timely so dispute the Indemnification Claim shall constitute acceptance of the claim for indemnification by the Indemnifying Party and the claim for indemnification shall be paid in accordance with (S) 7(e) hereof. If notice of the dispute is timely made by the Indemnifying Party and the dispute is not resolved within twenty (20) days from the date the Indemnifying Party received notice of the dispute, such dispute shall be resolved in accordance with (S) 7(g).

               (iii) If any Indemnification Claim hereunder involves a matter for which the Escrowed Buyer Shares are a remedy or the sole remedy as described in (S) 7(b)(iii), the Parties hereto shall, in addition to the notices required pursuant to this (S) 7(d), give the appropriate notices required under (S) 7(f).

          (e) Payment. Upon a final determination of the amount of an Indemnification Claim, whether by agreement between the Indemnifying Party and the Indemnified Party or by arbitration or otherwise, the Indemnifying Party shall pay the amount of such finally determined Indemnification Claim in cash within ten (10) days of the date such amount is determined; provided, however, that if the Indemnifying Party is FMI (and/or the FMI Stockholders) and the Indemnification Claim is made for any matter for which a remedy or the sole remedy is the Escrowed Buyer Shares, the Parties shall follow the procedures set forth in (S) 7(f) below.

          (f)  Escrow Procedure.

               (i) For purposes of this (S) 7, the following terms will have the meanings set forth below:

                    (A) "Acknowledgement" shall mean a written statement of FMI acknowledging receipt of a Request and giving instructions to the Escrow Agent to make disbursements from the Escrowed Items to the extent requested in the Request.

                    (B) "Objection" shall mean a written response by FMI to a
               Request which sets forth (i) the amount of payment in the Request to which FMI objects, and (ii) the reasons for the objection.

                    (C) "Request" shall mean a written request of Buyer to
               Escrow Agent to deliver all or part of the Escrowed Items and which sets forth (i) the amount of the requested payment, (ii) the provisions of the Agreement upon which Buyer bases its claim for reimbursement, and (iii) a brief description of the facts and circumstances which Buyer asserts giving rise to its claim for indemnification.

                    (D) "Joint Writing" shall mean a written notice or
               instruction to the Escrow Agent signed by both FMI (or the FMI Stockholders) and Buyer.

               (ii) At any time and from time to time while the Escrowed Buyer Shares are held by the Escrow Agent, FMI and/or the FMI Stockholders may exchange all or any part of the Escrowed Buyer Shares for cash, upon written notice to Buyer and the Escrow Agent and delivery of the cash to the Escrow Agent. The cash shall be exchanged for that number of Escrowed Buyer Shares whose Agreed Value is (rounding up or down to the nearest whole share) equal to such cash. In the event of any such cash exchange, the cash, together with any Escrowed Buyer Shares held by the Escrow Agent under the Escrow Agreement, shall be referred to as the "Escrowed Items."

               (iii) The term of the Escrow Agreement, and the period during which the Escrow Agent shall hold the Escrowed Items, shall expire on the date that is the earliest to occur of (i) the payment (or resolution of dispute in accordance with (S)7(g) hereof) of all Indemnification Claims for which the Escrow Agent has received a Request on or before the first (1st) anniversary of the date hereof;
          (ii) the payment of the entire balance of the Escrowed Items in accordance with this (S) 7(f); or (iii) the receipt by the Escrow Agent of a Joint Writing directing the disposition of the balance of the Escrowed Buyer Shares (hereinafter, the date of such termination, as it may be extended pursuant to (S) 7(f)(vii) hereof, being referred to as the "Termination Date"). The Escrowed Items shall be held until delivered to Buyer or FMI according to the terms hereof.

               (iv) At any time and from time to time on or prior to the first
          (1st) anniversary of the date hereof, Buyer may make a Request of Escrow Agent, a copy of which shall be sent at the same time to the FMI Parties. The FMI Parties shall promptly issue an Acknowledgment or an Objection to the Escrow Agent. If within thirty (30) days after the date upon which the Escrow Agent receives a copy of the Request the Escrow Agent has received an Acknowledgment or has not received an Objection, Escrow Agent shall promptly deliver to Buyer the amount specified in the Request, in cash, if any is then held as an Escrowed Item, with the balance paid by delivery of a number of Escrowed Buyer Shares whose Agreed Value is approximately (rounding up or down to the nearest whole share) equal to the balance of the amount specified in the Request.

               (v) If within thirty (30) days after the date upon which the Escrow Agent receives a copy of the Request the Escrow Agent receives an Objection, Escrow Agent shall (A) promptly notify the Buyer of the Objection (enclosing a copy thereof); (B) promptly deliver to Buyer cash, if any is then held as an Escrowed Item, with the balance paid by delivery of a number of Escrowed Buyer Shares whose Agreed Value is approximately (rounding up or down to the nearest whole share) equal to that portion of the balance of the amount specified in the Request not objected to in the Objection, and (iii) set aside a number of Escrowed Buyer Shares whose Agreed Value is approximately (rounding up or down to the nearest whole share) equal to that portion of the amount specified in the Request questioned in the Objection ("Set-Aside").

               (vi) All Objections shall be resolved in accordance with (S) 7(g) hereof.

               (vii) The Escrow Agent's obligations with respect to the Escrowed Items and the Termination Date shall be extended with respect to any Set-Aside and the Escrow Agent shall hold such Set-Aside (or cash substituted by any FMI Party in lieu thereof) until the earlier to occur of the following events: (i) Buyer and the FMI Parties direct the application or payment of the Set-Aside in a Joint Writing, or
          (ii) Escrow Agent receives a certified copy of final nonappealable order or the notice of final award of the arbitrator described in Section (S)7(g) with respect to the Set-Aside. Upon receipt thereof, Escrow Agent shall take whatever action with respect to the Set-Aside as is required by such Joint Writing or notice of final order or award, as the case may be. Any payment of Escrowed Buyer Shares which the Escrow Agent delivers to Buyer shall be valued based on the Agreed Value and shall be made by calculating to the nearest whole share (and rounding up or down as the case may be) equal to the amount to be paid.

               (viii) The Escrow Agent shall hold the Escrowed Items until the earlier to occur of (i) the Termination Date, or (ii) the occurrence of events authorizing the Escrow Agent to make a payment of all or part of the Escrowed Items as set forth above. If any Escrowed Items are remaining after all payments pursuant to (S) 7 (f)(i)-(vii) above (including all payments with respect to any Set-Aside have been made), such remaining Escrowed Items shall be distributed to the FMI Parties, each as his or its interest may appear.

               (ix) Buyer agrees that all cash dividends or distributions in respect of the Escrowed Buyer Shares shall be paid to the FMI Party as his or its interest may appear as record owner of the Escrowed Buyer Shares. Additional shares of Buyer common stock issued on or with respect to the Escrowed Buyer Shares as a result of any stock split, stock dividend or other capital adjustment to, or reclassification of, or share exchange with, Escrowed Buyer Shares at the time of such event, shall be issued in the name of the FMI Party holding the Escrowed Buyer Shares with respect to which such additional shares were offered and immediately delivered to the Escrow Agent, together with stock powers endorsed in blank by the FMI Party holding such Escrowed Buyer Shares, and shall constitute Escrowed Buyer Shares to be held by the Escrow Agent under the terms of the Escrow Agreement. Any other distributions in respect of the Escrowed Buyer Shares shall be delivered to the FMI Parties, each as his or its interest may appear as record owner of the Escrowed Buyer Shares.

               (x) The Parties may not amend this (S) 7(f) without the consent of the Escrow Agent. If, pursuant to this (S) 7(f), the Escrow Agent delivers a certificate to Buyer representing a greater number of Escrowed Buyer Shares than required to be distributed to Buyer pursuant to this (S) 7(f), Buyer agrees to issue certificates in appropriate share denominations, to be deposited in escrow as the Escrowed Buyer Shares, and the FMI Parties agree to execute stock powers endorsed in blank with respect to such issued certificates, in exchange for such delivered certificate as necessary to effect distributions and cash substitutions.

               (xi) Any distribution by the Escrow Agent of the Escrowed Items to Buyer hereunder shall be made pro rata in accordance with the respective ownership of the FMI Parties.

          (g)  Arbitration.

               (i) Except as set forth below in (S) 7(g)(ii), all disputes under this Article 7 shall be settled by arbitration in a location in the State of New York mutually acceptable to the Parties before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any of the FMI Parties on the one hand or the Buyer on the other by giving written notice to each other that such dispute has been referred to arbitration under this (S) 7(g). The arbitrator shall be selected by the joint agreement of the FMI Parties and Buyer, but if they do not so agree within twenty (20) days after the date of receipt of the notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto; provided, however, that any such award shall be accompanied by a written opinion of the arbitrator giving the reason for the award. This provision for arbitration shall be specifically enforceable by the parties and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. The arbitrator shall assess, as part of his award to the prevailing party, all or such part as the arbitrator deems proper of the arbitration expenses of the prevailing party (including reasonable attorneys' fees) and of the arbitrator against the party that is unsuccessful in such claim, defense or objection. The arbitrator shall submit his award in writing to the Parties hereto with a copy to the Escrow Agent.

               (ii) Unless the Parties shall otherwise agree, any disputes arising with respect to (S)(S) 6(d), (g) or (h) hereof shall be settled by a court having jurisdiction thereof, and shall not be decided by arbitration pursuant to (S) 7(g)(i).

               (iii) Nothing contained in this (S)7(g) shall prevent the Parties from settling any dispute by mutual agreement at any time.

          (h) Determination of Adverse Consequences. The Parties shall take into account the time cost of money (using the Applicable Rate as the interest rate) in determining Adverse Consequences for purposes of this (S) 7; provided, however, that no interest shall accrue on the amount of an Indemnification Claim until such amount (and the payment obligation thereof) is finally determined hereunder.

          (i) Insurance. Buyer agrees to avail itself of the benefits of any then-existing insurance coverage for any matter that is the subject of an Indemnification Claim hereunder, and any proceeds received by Buyer from such insurance shall reduce, dollar for dollar, the amount of such Indemnification Claim.

          (j) Post-Closing. Following the Closing, the remedy of FMI, on the one hand, and the Buyer on the other hand, with respect to any breach or threatened breach of a representation, warranty or covenant contained herein or with respect to any event, circumstance or condition occurring on or before the Closing shall be limited to the enforcement of the indemnification obligations set forth in
     (S) 7; provided, however, that nothing provided in this (S) 7(i) shall limit the right of any Party to seek any equitable remedy available to enforce his or its rights hereunder in accordance with (S) 8 (n).

     8.   MISCELLANEOUS.

          (a) Press Releases and Public Announcements. Neither FMI nor any FMI Stockholder shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer. Buyer, upon prior notice to FMI, may make any public disclosure it believes in good faith is required or permitted by applicable law or any listing or trading agreement concerning its publicly-traded securities.

          (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, other than Holders to whom registration rights have been assigned in accordance with (S) 6(e) hereof.

          (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

          (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

          (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to FMI and the FMI Stockholders:

     Harry E. Pinkerton III                 Copy to:   Nora Schneider
     Fluid Metering, Inc.                              Choate, Hall & Stewart
     P.O. Box 179                                      Exchange Place
     29 Orchard Street                                 53 State Street
     Oyster Bay, New York  11771                       Boston, MA  02109
     (516) 922-6050                                    (617) 248-5000
and
     Dennis T. Pinkerton
     501 Bay Fifth Street
     West Islip, New York 11795
     (516) 587-3029

If to Buyer:

     Derrick N. Key                           Copy to:   Shanler D. Cronk, Esq.
     Roper Industries, Inc.                              Roper Industries, Inc.
     160 Ben Burton Road                                 160 Ben Burton Road
     Bogart, Georgia  30622                              Bogart, Georgia  30622
     (706) 369-7170                                      (706) 369-7170

          Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

          (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

          (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the

     Buyer, FMI and the FMI Stockholders. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          (k) Expenses. Buyer, FMI and each FMI Stockholder will bear its (his) own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          (l) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the FMI Disclosure Schedule or Buyer Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the disclosure schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty, made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

          (m) Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

          (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of (S)(S) 6(d), (g) and (h) and (S) 7(g) of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of
     (S)(S) 6(d), (g), (h) and (S) 7(g) of this Agreement and to enforce specifically such provisions hereof in any action instituted in any court of the United States or any state thereof having, in accordance with the terms of this Agreement, jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

          (o) Tax Matters. Buyer and FMI will provide each other with such cooperation and information as either of them may reasonably require of the other in connection with the filing of any Tax Return, including Tax Returns relating to the application of the successor employer rules for payroll Tax purposes contained in Code Sections 3121(a)(1) and 3306(b)(1), the determination of a liability for Taxes or a right to a refund for Taxes, or the preparation for litigation or investigation of any claim for Taxes or a right to a refund for Taxes, or the preparation for cooperation and information shall include all relevant Tax Returns, and other documents and records, or portions thereof relating to or necessary in connection with the preparation of records, or portions thereof relating to or necessary in connection with the preparation of such Tax Returns or other determination of Tax liability. Each Party shall retain all Tax Returns, schedules, workpapers, and all other materials, records or documents until the expiration of the statute of limitations for the taxable years to which such Tax Returns and other documents relate. After expiration of the statute of limitations, such party shall notify the other party in writing that it desires to dispose of or destroy the Tax Returns and other documents and shall provide such other party with the right for thirty (30) days after the tendering of such notice to copy or take possession of such Tax Returns and other documents. Any information obtained under this provision shall be kept confidential by the parties, except as may be necessary in connection with the filing of such Tax Returns.

          (p) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in New York in any action or proceeding arising out of or relating to (S)(S) 6(d), (g) or (h) of this Agreement or the enforcement of any arbitration award pursuant to
     (S) 7(g) and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints The Prentice-Hall Corporation System, Inc. (the "Process Agent") as his or its agent to receive on is or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in (S) 8(g) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in (S) 8(g) above. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

          (q) Transfer Laws. The Buyer acknowledges that FMI will not comply with the provisions of any bulk transfer laws of any jurisdiction in connection with the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

                              BUYER
                              Roper Industries, Inc.


                              By: /s/ A. DONALD O'STEEN
                                  ------------------------------------------
                                  A. Donald O'Steen
                                  Vice President and Chief Financial Officer

                              FMI
                              Fluid Metering, Inc.


                              By: /s/ HARRY E. PINKERTON III
                                  -------------------------------------------
                                  Harry E. Pinkerton III
                                  President


                         For Purposes of Articles 6, 7, and 8 Only:


                              FMI STOCKHOLDERS:


                              /s/ HARRY E. PINKERTON III
                              ----------------------------------------------
                              Harry E. Pinkerton III




                              /s/ DENNIS T. PINKERTON
                              ----------------------------------------------
                              Dennis T. Pinkerton